As filed with the Securities and Exchange Commission on May 3, 2024.

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________________________________________

SAFE AND GREEN DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

______________________________________________

Delaware	6552	87-1375590
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

990 Biscayne Blvd., #501, Office 12
Miami, Florida 33132
(904) 496-0027

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

______________________________________________

David Villarreal
Chief Executive Officer
990 Biscayne Blvd., #501, Office 12
Miami, Florida 33132
(904) 496-0027

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

______________________________________________

with Copies to:

Leslie Marlow, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Phone: (212) 885-5000 Fax: (212) 885-5001	Faith L. Charles, Esq. Todd Mason, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017-6232 Phone: (212) 344-5680

______________________________________________

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 3, 2024

Safe and Green Development Corporation

Up to 10,607,667 Units consisting of
10,607,667 Shares of Common Stock or 10,607,667 Pre-Funded Warrants to purchase
10,607,667 shares of Common Stock
and 10,607,667 Warrants to purchase 10,607,667 Shares of Common Stock

We are offering on a best efforts basis up to 10,607,667 units (the “Units”), each consisting of one share of our common stock, par value $0.001 per share, and one common warrant (the “Common Warrants”) to purchase one share of common stock, at an assumed offering price of $0.6599 per Unit, which is equal to the closing price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on May 2, 2024, pursuant to this prospectus. Each Common Warrant will have an exercise price of $            per share of common stock (equal to 100% of the public offering price of each Unit sold in this offering), will be exercisable immediately, and will expire five years from the date of issuance.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”), to purchase up to an aggregate of 10,607,667 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant is being issued together with the same Common Warrant described above being issued with each share of common stock. The assumed combined public offering price for each such Pre-Funded Warrant, together with one Common Warrant, will be equal to the price per Unit including one share of common stock less the $0.0001 per share exercise price of each such Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

The shares of our common stock and Pre-Funded Warrants, if any, and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We are also registering the shares of common stock issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants included in the Units offered hereby.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. We will bear all costs associated with the offering. See “Plan of Distribution” on page 32 of this prospectus for more information regarding these arrangements.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on June 30, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion). Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur two trading days after we price the Units. When we price the Units, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). That is, on the closing date, we will issue the shares of common stock directly to the account(s) at the placement agent identified by each purchaser; upon receipt of such shares, the placement agent will promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the placement agent (or its clearing firm) by wire transfer to us. The Common Warrants and the Pre-Funded Warrants will be issued in registered form under a warrant agent agreement between the warrant agent and us.

Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account. Because this is a best-efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

Our common stock is currently listed on Nasdaq under the symbol “SGD”. The last reported sale price of our common stock on Nasdaq on May 2, 2024 was $0.6599 per share. There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active trading market, the liquidity of the Pre-Funded Warrants or Common Warrants will be limited.

The actual combined public offering price per share and Common Warrant and the actual combined public offering price per Pre-Funded Warrant and Common Warrant will be determined between us, the placement agent and investors in this offering based on market conditions at the time of pricing and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Total
Public Offering Price	$	$
Placement Agent fees(2)	$	$
Proceeds, before expenses, to us	$	$

____________

(1)      Assumes all Units consist of one share of common stock and one Common Warrant.

(2)      Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering and reimburse the placement agent for certain out-of-pocket expenses of the placement agent in an aggregate amount not to exceed $75,000. We have also agreed to issue to the placement agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to shares of common stock, which number of shares of common stock is equal to 3.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering). The registration statement of which this prospectus is a part registers for sale the Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants. See “Plan of Distribution” for a complete description of compensation payable to the placement agent.

We expect to deliver the shares of common stock and Common Warrants, or Pre-Funded Warrants and Common Warrants, constituting the Units against payment in New York, New York on or about               , 2024.

Maxim Group LLC

The date of this prospectus is            , 2024

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.sgdevco.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

Unless the context otherwise requires, the terms ““we,” “us,” “our,” “the Company,” “SG DevCo” and “our business” refer to Safe and Green Development Corporation and “this offering” refers to the offering contemplated in this prospectus.

i

About this Prospectus

We and the placement agent have not authorized anyone to provide any information or to make any representations other than those contained, or incorporated by reference, in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Plan of Distribution” for additional information on these restrictions.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus and any applicable prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We were formed in 2021 by Safe & Green Holdings Corp. (“SG Holdings”) for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities. Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, we have not generated any significant revenue and our real estate activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however, we have not yet commenced any development activities. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. In addition to these development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties. Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of sales of our securities and future financings, both at the corporate and project level, and/or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $500,000 over the course of the next 12 months to start the development of our Magnolia Gardens Project to be built on our McLean mixed-use site in Durant, Oklahoma.

Additionally, Majestic World Holdings LLC (“MWH”), our majority owned-subsidiary, is a proptech company that has created the Xene AI Software platform (the “XENE Home Platform”). The XENE Home Platform, which was launched in April 2024, aims to decentralize the real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment.

The Separation and Distribution

In December 2022, SG Holdings, the then owner of 100% of our issued and outstanding securities, announced its plan to separate SG DevCo and SG Holdings into two separate publicly traded companies (the “Separation”). To implement the Separation, on September 27, 2023 (the “Distribution Date”), SG Holdings, effected a pro rata distribution to SG Holdings’ stockholders of approximately 30% of the outstanding shares of our common stock (the “Distribution”). In connection with the Distribution, each SG Holdings’ stockholder received 0.930886 shares of our common stock for every five (5) shares of SG Holdings common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, we were no longer a wholly owned subsidiary of SG Holdings and SG Holdings held approximately 70% of our issued and outstanding securities. On September 28, 2023, our common stock began trading on Nasdaq under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG Holdings to provide a framework for our relationship with SG Holdings after the Separation and Distribution. These agreements provide for the allocation between SG Holdings and us of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and govern the relationship between us and SG Holdings subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with SG Holdings included a tax matters agreement and a shared services agreement.

Recent Developments

The Peak One Transactions

2023 Private Placement Offering

On November 30, 2023, we entered into a securities purchase agreement (the “2023 Securities Purchase Agreement”) and related registration rights agreement with Peak One Opportunity Fund, L.P. (“Peak One”), pursuant to which we agreed to issue, in a private placement offering (the “2023 Offering”) upon the satisfaction of certain conditions specified in the 2023 Securities Purchase Agreement, two debentures in the aggregate principal amount of $1,200,000, a warrant to purchase up to 350,000 shares of common stock (the “First 2023 Warrant”) and 100,000 shares of common stock as commitment shares (“Initial 2023 SPA Commitment Shares”). On November 30, 2023, we issued an 8% convertible debenture in the principal amount of $700,000 (the “First 2023 Debenture”) in addition to the First 2023 Warrant and the Initial 2023 SPA Commitment Shares. The First 2023 Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the closing on November 30, 2023, we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the securities purchase agreement.

The 2023 Securities Purchase Agreement provided that a closing of the second tranche may occur subject to the mutual written agreement of Peak One and us and satisfaction of the closing conditions set forth in the 2023 Securities Purchase Agreement at any time after January 29, 2024, upon which we would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of $500,000 for a purchase price of $450,000, representing an original issue discount of ten percent (10%).

On February 15, 2024, we entered into an amendment (the “Amendment”) to the 2023 Securities Purchase Agreement with Peak One. The Amendment provided that the second tranche be separated into two tranches (the second and third tranche) wherein which we would issue in each tranche an 8% convertible debenture in the principal amount of $250,000 at a purchase price of $225,000. In addition, the Amendment provided that we would issue (i) 35,000 shares of our common stock on the closing of each of the second tranche and the third tranche as a commitment fee in connection with the issuance of the second debenture and the third debenture, respectively; (ii) a common stock purchase warrant for the purchase of 125,000 shares of common stock on the closing of each of the second tranche and the third tranche; and (iii) pay $6,500 of Peak One’s non-accountable fees in connection with each of the second tranche and the third tranche.

The closing of the second tranche was consummated on February 16, 2024 and we issued an 8% convertible debenture in the principal amount of $250,000 (the “Second 2023 Debenture”) and a warrant (the “Second 2023 Warrant”) to purchase up to 125,000 shares of the Company’s common stock. The Second 2023 Debenture was sold to Peak One for a purchase price of $225,000, representing an original issue discount of ten percent (10%). In connection with the closing of the second tranche, we paid $6,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the second tranche and issued an aggregate total of 35,000 shares of our common stock as commitment shares.

The closing of the third tranche was consummated on March 22, 2024 and we issued an 8% convertible debenture in the principal amount of $250,000 (the “Third 2023 Debenture”) and a warrant (the “Third 2023 Warrant”) to purchase up to 125,000 shares of the Company’s common stock. In connection with the closing of the third tranche, we paid $6,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the third tranche and issued an aggregate total of 35,000 shares of our common stock as commitment shares. The First 2023 Debenture, the Second 2023 Debenture the Third 2023 Debenture are collectively referred to as the “2023 Debentures.”

The 2023 Debentures mature twelve months from their respective date of issuance and bear interest at a rate of 8% per annum payable on the maturity date. The 2023 Debentures are convertible, at the option of the holder, at any time, into such number of shares of our common stock equal to the principal amount of the 2023 Debentures plus all accrued and unpaid interest at a conversion price equal to $2.14 (the “2023 Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event we, at any time while the 2023 Debentures are outstanding, issue, sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of, or issue common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance (as defined in the 2023 Debentures), at an effective price per share that is lower than the then 2023 Conversion Price. In the event of any such anti-dilutive event, the 2023 Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.39 per share.

The 2023 Debentures are redeemable by us at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the 2023 Debentures are outstanding, if we receive cash proceeds of more than $1,500,000.00 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, we shall, within two (2) business days of our receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require us to immediately apply up to 50% of all proceeds received by us (from any source except with respect to proceeds from the issuance of equity or debt to our officers and directors) after the Minimum Threshold is reached to repay the outstanding amounts owed under the 2023 Debentures.

The 2023 Debentures contain customary events of default. If an event of default occurs, until it is cured, Peak One may increase the interest rate applicable to the 2023 Debentures to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the full indebtedness under the 2023 Debentures, in an amount equal to 110% of the outstanding principal amount and accrued and unpaid interest. The 2023 Debentures prohibit us from entering into a Variable Rate Transaction (as defined in the 2023 Debentures) until the 2023 Debentures are paid in full.

To date, we have issued 1,022,222 shares of our common stock pursuant to the First 2023 Debenture which was converted in full.

On January 8, 2024, 305,000 shares of our common stock were issued in connection with the exercise, in full, of the First 2023 Warrant, on a cashless basis. On April, 2024, 229,216 shares of our common stock were issued in connection with the exercise, in full, of the Second 2023 Warrant and the Third 2023 Warrant, on a cashless basis.

Second Private Placement Offering

On April 29, 2024, we entered into a securities purchase agreement, dated April 29, 2024 (the “2024 Securities Purchase Agreement”) with Peak One, pursuant to which we agreed to issue, in a private placement offering (the “2024 Offering”) upon the satisfaction of certain conditions specified in the 2024 Securities Purchase Agreement, three 2024 Debentures to Peak One in the aggregate principal amount of $1,200,000.

The closing of the first tranche was consummated on April 29, 2024 and we issued an 8% convertible debenture in principal amount of $350,000 (the “First 2024 Debenture”) to Peak One and a warrant (the “First 2024 Warrant”) to purchase up to 262,500 shares of common stock, to Peak One’s designee as described in the 2024 Securities Purchase Agreement. The First 2024 Debenture was sold to Peak One for a purchase price of $315,000, representing an original issue discount of ten percent (10%). In connection with the closing of the first tranche, we paid $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and issued to Peak One and its designee an aggregate total of 80,000 shares of our restricted common stock (the “2024 Initial Commitment Shares”) as described in the 2024 Securities Purchase Agreement.

The First 2024 Debenture matures twelve months from its date of issuance and bears interest at a rate of 8% per annum payable on the maturity date. The First 2024 Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the First 2024 Debenture plus all accrued and unpaid interest at a conversion price equal to $0.70 (the “First 2024 Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions that are subject to a floor price of $0.165.

The First 2024 Debenture is redeemable by us at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the First 2024 Debenture is outstanding, if we receive cash proceeds of more than $1,500,000.00 in the aggregate from any source or series of related or unrelated sources, we shall, within two (2) business days of our receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require us to immediately apply up to 50% of all proceeds received by us (from any source except with respect to proceeds from the issuance of equity or debt to our officers and directors) after the Minimum Threshold is reached to repay the outstanding amounts owed under the First 2024 Debenture.

The First 2024 Debenture contains customary events of default. If an event of default occurs, until it is cured, Peak One may increase the interest rate applicable to the First 2024 Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the full indebtedness under the First 2024 Debenture, in an amount equal to 110% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First 2024 Debenture, the First 2024 Debenture prohibits us from entering into a Variable Rate Transaction (as defined in the First 2024 Debenture) or incurring any new indebtedness that is senior to the First 2024 Debenture or secured by our assets until the First 2024 Debenture is paid in full.

The First 2024 Warrant expires five years from its date of issuance. The First 2024 Warrant is exercisable, at the option of the holder, at any time, for up to 262,500 of shares of common stock at an exercise price equal to $0.76 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions that are subject to a floor price as set forth in the First 2024Warrant. The First 2024 Warrant provides for cashless exercise under certain circumstances.

Under the 2024 Securities Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of Peak One and us and satisfaction of the closing conditions set forth in the 2024 Securities Purchase Agreement at any time after June 28, 2024, upon which we would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount $350,000 (the “Second 2024 Debenture”) and issue to Peak One’s designee on the same terms and conditions a second warrant (the “Second 2024 Warrant”) to purchase up to 262,500 shares of the common stock. The Second 2024 Debenture would be sold to Peak One for a purchase price of $315,000, representing an original issue discount of ten percent (10%). In connection with the closing of the second tranche, we will pay $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and will issue to Peak One and its designee an aggregate total of 80,000 shares of our restricted common stock as commitment shares (the “Second 2024 Commitment Shares”) as described in the 2024 Securities Purchase Agreement.

Under the 2024 Securities Purchase Agreement, a closing of the third tranche may occur subject to the mutual written agreement of Peak One and the Company and satisfaction of the closing conditions set forth in the Purchase Agreement at any time after 60 days after the closing of the second tranche, upon which we would issue and sell to Peak One on the same terms and conditions a third 8% convertible debenture in the principal amount of $500,000 (the “Third 2024 Debenture” and together with the First 2024 Debenture and the Second 2024 Debenture, the “2024 Debentures”) and issue to Peak One’s designee on the same terms and conditions a third warrant (the “Third 2024 Warrant” and together with the First 2024 Warrant and the Second 2024 Warrant, the “2024 Warrants”) to purchase up to 375,000 shares of common stock. The Third 2024 Debenture would be sold to Peak One for a purchase price of $450,000, representing an original issue discount of ten percent (10%). In connection with the closing of the third tranche, we will pay $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and will issue to Peak One and its designee an aggregate total of 100,000 shares of our restricted common stock as commitment shares (the “Third 2024 Commitment Shares” and together with the Initial 2024 Commitment Shares and the Second 2024 Commitment Shares, the “2024 Commitment Shares) as described in the 2024 Securities Purchase Agreement.

We entered into a Registration Rights Agreement, dated April 29, 2024 (the “2024 RRA”), with Peak One where we agreed to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement within 30 days to register the maximum number of Registrable Securities (as defined in the 2024 RRA) as shall be permitted to be included thereon in accordance with applicable SEC rules and to use our reasonable best efforts to have the registration statement declared effective by the SEC within 90 calendar days from April 29, 2024.

The number of shares of common stock that may be issued pursuant to the 2024 Securities Purchase Agreement is subject to an exchange cap of 19.99% of the outstanding number of shares of common stock on the closing date.

ELOC

On November 30, 2023, we also entered into an equity purchase agreement (“Equity Purchase Agreement”) and related registration rights agreement with Peak One, pursuant to which we have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000 (the “Maximum Commitment Amount”) in shares of our common stock in multiple tranches upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement and the related registration rights agreement. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 shares of our common stock as commitment shares. To date, we have issued 386,000 shares of our common stock pursuant to the terms of the Equity Purchase Agreement for $423,660. Accordingly, we currently have the right, but not the obligation, to direct Peak One to purchase up to $9,576,340 in shares of our common stock pursuant to the Equity Purchase Agreement.

Strategic Property Monetization Initiative

In January 2024, we announced that we would strategically look to monetize our real estate holdings throughout 2024 by identifying markets where our land may have increased in value, as demonstrated by third-party appraisals.

St. Mary’s Site

On January 31, 2024, we entered into an Agreement of Sale (the “Agreement of Sale”) with Pigmental, LLC, a Delaware limited liability company (“Pigmental Studios”), to sell approximately 27 acres of land zoned for a manufacturing facility in St. Mary’s, Georgia (the “St Mary’s Site”) owned by us to Pigmental Studios for $1.35 million, payable $900,000 in cash and $450,000 by the issuance of a promissory note to us. The promissory note was to bear interest at 10% per annum, provide for monthly interest only payments, mature on April 30, 2025, and be secured by a mortgage on the St Mary’s Site. The Agreement of Sale provided that the closing of the sale of the St Mary’s Site by us to Pigmental Studios was occur no later than April 30, 2024.

As of April 25, 2024, we entered into an amendment to the Agreement of Sale (the “Amendment”). The Amendment amends the closing date to one of three dates (April 30, 2024, May 15, 2024 and May 30, 2024) and amends the purchase price contingent upon the closing date met by Pigmental Studios as follows:

•        If Pigmental Studios closes by April 30, 2024, the total purchase price will be $1,290,000. The payment breakdown for the purchase price will be as follows: $899,000 in cash and $390,000 by the issuance of a promissory note to us.

•        If Pigmental Studios closes by May 15, 2024, the total purchase price will be $1,310,000. The payment breakdown for the purchase price will be as follows: $899,000 in cash and $410,000 by the issuance of a promissory note to us.

•        If Pigmental Studios closes by May 30, 2024, the total purchase price will be $1,375,000. The payment breakdown for the purchase price will be as follows: $899,000 in cash and $475,000 by the issuance of a promissory note to us.

XENE Acquisition

On February 7, 2024, we acquired MWH, a real estate technology firm and owner of the XENE Home Platform, pursuant to a Membership Interest Purchase Agreement (the “XENE Purchase Agreement”), dated as of February 7, 2024, by and among us, the members of MWH listed therein (the “Members”), MWH and Matthew A. Barstow, as Sellers Representative. The XENE Home Platform, powered by advanced AI technology, has the goal of creating a decentralized real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. This development is expected to significantly save time and resources for all parties involved. The XENE Platform is designed to streamline property transactions and offer a cost-effective alternative to traditional buyers’ agent models. The XENE Home Platform was launched in April 2024,

Pursuant to the XENE Purchase Agreement, the aggregate consideration payable by us for the outstanding membership interests (the “Membership Interests’) of MWH consists of 500,000 shares of our restricted stock (the “Stock Consideration”) and $500,000 in cash (the “Cash Consideration”). The XENE Purchase Agreement and a related side letter agreement provide that the aggregate purchase price be paid as follows: (i) the Stock Consideration was issued at the closing on February 7, 2024; and (ii) 100% of the Cash Consideration will be paid in five equal installments of $100,000 each on the first day of each of the five quarterly periods following the closing. The Membership Interests will be transferred and assigned to us as follows: (y) 68.25% of the Membership Interests were transferred to us at closing, and (z) the remaining 31.75% will be transferred to us in five equal installments of 6.35% each on the first day of each of the five quarterly periods following the closing. The XENE Purchase Agreement contains customary representations, warranties, and covenants of the parties. Additional agreements ancillary to the XENE Purchase Agreement were executed at the closing, including but not limited to a profit sharing agreement (the “Profit Sharing

Agreement”), assignments of the Membership Interests and employment agreements. Pursuant to the Profit Sharing Agreement entered into as of February 7, 2024, we agreed to pay the Members a 50% share of the net profits for a period of five years that are directly derived from the technology and intellectual property utilized in the real estate focused software as a service offered and operated by MWH and its subsidiaries.

Credit Agreement

On March 1, 2024, we entered into a credit agreement (the “Credit Agreement”) with the Bryan Leighton Revocable Trust Dated December 13, 2023 (the “Lender”) pursuant to which the Lender agreed to provide us with a line of credit facility (the “Line of Credit”) up to the maximum amount of $250,000 from which we may draw down, at any time and from time to time, during the term of the Line of Credit. The “Maturity Date” of the Line of Credit is September 1, 2024. At any time prior to the Maturity Date, upon mutual written consent of us and the Lender, the Maturity Date may be extended for up to an additional six-month period. The advanced and unpaid principal of the Line of Credit from time to time outstanding will bear interest at a fixed rate per annum equal to 12.0% (the “Fixed Rate”). On the first day of each month, we will pay to the Lender interest, in arrears, on the aggregate outstanding principal indebtedness of the Line of Credit at the Fixed Rate. The entire principal indebtedness of the Line of Credit and any accrued interest thereon will be due and payable on the Maturity Date. In consideration for the extension of the Line of Credit, we issued 154,320 shares of our restricted common stock to Lender. On March 4, 2024, we drew down $60,000.00 from the Line of Credit.

Lago Vista Extension and Second Lien

On April 3, 2024, LV Peninsula Holding LLC (“LV Holding”), a Delaware limited liability company and our wholly owned subsidiary, entered into a Modification and Extension Agreement, effective as of April 1, 2024 (the “Extension Agreement”), to extend to April 1, 2025 the maturity date of the promissory note, in the principal amount of $5,000,000 (the “LV Note”), issued by LV Holding pursuant to a loan agreement, dated March 30, 2023. As consideration for the Extension Agreement, LV Holding agreed to pay an extension fee of $50,000. Additionally, the Extension Agreement provides for the LV Note’s interest rate to be increased to a fixed rate of 17.00%.

In addition, pursuant to a loan agreement dated April 3, 2024, LV Holding issued a promissory note, in the principal amount of $1,000,000 (the “2nd Lien Note”), secured by a revised Deed of Trust and Security Agreement, dated April 3, 2024 on our Lake Travis project site in Lago Vista, Texas, a Modification to Real Estate Mortgage, dated April 3, 2024, to the Mortgage, dated March 30, 2023, on our McLean site in Durant, Oklahoma. The 2nd Lien Note is subordinate to the LV Note.

The 2nd Lien Note requires monthly installments of interest only, is due in full on April 1, 2025, bears interest at a fixed rate of 17.00% and may be prepaid by LV Holding at any time without interest or penalty. LV Holding’s obligations under the 2nd Lien Note have been guaranteed by us pursuant to a guaranty, dated April 3, 2024.

Contract for Sale of Lago Vista

On April 25, 2024, we entered into a Commercial Contract (the “Contract of Sale”) with Lithe Development Inc., a Texas corporation (“Lithe”), to sell our approximately 60-acre waterfront Lago Vista site in Lake Travis, Texas (the “Lago Vista Property”) to Lithe for $5.825 million. The Contract of Sale provides that the closing of the sale by us to Lithe of the Lago Vista Property is expected to occur after a 70-day due diligence period and a subsequent 30-day closing period.

Lago Vista Contribution Agreement

On November 28, 2023, LV Holding entered into a Contribution Agreement (the “Contribution Agreement”) with Preserve Acquisitions, LLC, a Delaware limited liability company (“Preserve”), to form either a Delaware or Texas limited liability company or limited partnership (the “Joint Venture”) for the purpose of owning, holding for investment and ultimately selling a residential housing development (the “Project”) to be developed by the parties on the Lago Vista Site upon the terms and conditions set forth in the Contribution Agreement and in the operating agreement of the Joint Venture to be negotiated between the parties (the “JV Agreement”). The Contribution Agreement provided that the parties would negotiate the JV Agreement within five months of the November 28, 2023 execution date of the Contribution Agreement. The Contribution Agreement further provided that LV Holding would contribute the

Lago Vista Property to the Joint Venture as a capital contribution to be valued at $11,500,000 in the JV Agreement. On April 25, 2024, after being notified of the Contract of Sale, we received written notice from counsel to Preserve terminating the Contribution Agreement.

Nasdaq Notice

On April 16, 2024, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because our stockholders’ equity of $1,887,777 as of December 31, 2023, as reported in our Annual Report on Form 10-K filed with the SEC on April 1, 2024, was below the minimum requirement of $2,500,000. The notification received has no immediate effect on our continued listing on the Nasdaq Capital Market, subject to our compliance with the other continued listing requirements. Pursuant to Nasdaq’s Listing Rules, we have 45 calendar days (until May 31, 2024), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). We intend to submit a Compliance Plan within the required time, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, we will be granted an extension of up to 180 calendar days from April 16, 2024 to evidence compliance with the Rule. In the event the Compliance Plan is not accepted by Nasdaq, or in the event the Compliance Plan is accepted but we fail to evidence compliance within the extension period, we will have the right to a hearing before Nasdaq’s Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

On April 25, 2024, we received written notice from Nasdaq notifying us that for the preceding 30 consecutive business days (March 14, 2024 through April 24, 2024), our common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2). The notice has no immediate effect on the listing or trading of the common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “SGD.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until October 22, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us if it determines it is in compliance and the matter will be closed; however Nasdaq may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that a company complies.

If, however, we do not achieve compliance with the Minimum Bid Price Requirement by October 22, 2024, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period.

We intend to actively monitor the bid price of its common stock and will consider available options to regain compliance with the Nasdaq listing requirements, including such actions as effecting a reverse stock split to maintain its Nasdaq listing.

There can be no assurance that we will be able to meet the Nasdaq continued listing requirements.

Corporate Information

We were incorporated in Delaware on February 27, 2021. Our principal executive office is located at 990 Biscayne Blvd., #501, Office 12, Miami, Florida 33132, and our phone number is (904) 496-0027. We maintain a website at www.sgdevco.com.

The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2028; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

THE OFFERING

Units offered by us

Up to 10,607,667 Units on a best-efforts basis, at an assumed public offering price of $0.6599 per Unit. Each Unit consists of one share of common stock and one Common Warrant.

We are also offering to each purchaser, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of common stock. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price per Pre-Funded Warrant will be equal to the price per Unit, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Common Warrants and Pre-Funded Warrants will be issued in registered form under a warrant agent agreement between the warrant agent and us.

To better understand the terms of the Common Warrants and Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of Common Warrant and Pre-Funded Warrant and the form of warrant agent agreement, all of which are filed as exhibits to the registration statement that includes this prospectus.

The Units will not be certificated or issued in stand-alone form. The shares of common stock, and/or Pre-Funded Warrants, and the Common Warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Common Stock Outstanding Prior to This Offering	14,750,447 shares of common stock as of May 2, 2024.
Common stock to be outstanding after this offering

Up to 25,358,114 shares of common stock if 10,607,667 Units are offered and sold in this offering, at an assumed public offering price of $0.6599 per Unit, equal to the closing price of our common stock on Nasdaq on May 2, 2024, and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants issued in connection with this offering.

Use of proceeds

Assuming 10,607,667 Units are sold in this offering at an assumed public offering price of $0.6599 per Unit, which represents the closing price of our common stock on Nasdaq on May 2, 2024, and assuming no issuance of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants issued in connection with this offering, we estimate that our net proceeds from this offering will be approximately $6.235 million, after deducting placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the proceeds of this offering for working capital and for general corporate purposes, including the repayment of up to $1,000,000 of a loan we received from BCV S&G DevCorp, the repayment of up to $850,000 plus interest to Peak One pursuant to the terms of the Second 2023 Debenture, the Third 2023 Debenture and the First 2024 Debenture, and to fund all or a portion of the $500,000 Cash Consideration payable in connection with the XENE acquisition. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Description of the Common Warrants

The Common Warrants will have an exercise price of $            per share of common stock (100% of the public offering price per Unit), will be immediately exercisable and will expire five years from the date of issuance. Each Common Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

A holder may not exercise any portion of a Common Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the Common Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. This prospectus also relates to the offering of the common stock issuable upon exercise of the Common Warrants.

The Common Warrants will be issued in registered form under a warrant agent agreement between the warrant agent and us.

To better understand the terms of the Common Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of Common Warrant and the form of warrant agent agreement, both of which are filed as exhibits to the registration statement that includes this prospectus.

Description of the Pre-Funded Warrants

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants (each Pre-Funded Warrant to purchase one share of our common stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or, at the election of the purchaser, 9.99%). The purchase price of each Pre-Funded Warrant and accompanying common warrant will equal the price at which one share of common stock and accompanying warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis.

The Pre-Funded Warrants will be issued in registered form under a warrant agent agreement between the warrant agent and us.

To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant and the form of warrant agent agreement, both of which are filed as exhibits to the registration statement that includes this prospectus

Placement Agent Warrants

We have agreed to issue to the placement agent, or its designees, Placement Agent Warrants to purchase up to 318,230 shares of common stock, which is equal to 3.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering) at an exercise price equal to the public offering price per Unit. The Placement Agent Warrants will be exercisable on the date that is 180 days from the commencement of sales of the securities in this offering and will expire five years from the commencement of sales under this offering. The registration statement of which this prospectus is a part registers for sale the Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants.

Nasdaq

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SGD”. There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Risk Factors

Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 15 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Lock-Up

In connection with this offering, our directors and executive officers and our largest stockholder have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of ninety (90) days after this offering is completed. Additionally, we have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of ninety (90) days after this offering is completed without the prior written consent of the placement agent (the “Lock-Up Period”). See “Plan of Distribution” for more information.

Best Efforts Offering

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 32 of this prospectus.

The number of shares of our common stock to be outstanding upon completion of this offering is based on 14,750,447 shares of our common stock outstanding as of May 2, 2024, and excludes:

•        133,334 shares of common stock issuable upon the settlement of unvested RSUs currently outstanding; and

•        2,441,500 shares of our common stock reserved for future issuance under our 2023 Incentive Compensation Plan (the “2023 Plan”).

Unless otherwise indicated, this prospectus reflects and assumes the following:

•        No Pre-Funded Warrants are included in the Units offered hereby;

•        No exercise of the Common Warrants included in the Units offered hereby; and

•        No exercise of the Placement Agent Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained, or incorporated by reference, in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•        Management will have broad discretion over the use of the net proceeds.

•        Our limited operating history makes it difficult for us to evaluate our future business prospects.

•        Our auditors have expressed substantial doubt about our ability to continue as a going concern.

•        Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

•        The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

•        We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

•        Our property portfolio has a high concentration of properties located in certain states.

•        There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

•        Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

•        Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

•        We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

•        Previously undetected environmentally hazardous conditions may adversely affect our business.

•        Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

•        If we were deemed to be an investment company, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

•        Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

•        Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

•        We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

•        We may not be able to sell our real property assets when we desire.

•        Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

•        If we were to default in our obligation to repay the loan we received from BCV S&G DevCorp or Peak One, it could disrupt or adversely affect our business and our stock price could decline.

•        Future outbreaks of any highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

•        SG Holdings beneficially owns a significant portion of our outstanding common stock, and it may therefore be able to substantially control our management and affairs.

•        We currently do not intend to pay dividends on our common stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

•        We may issue shares of preferred or common stock in the future, which could dilute your percentage ownership of the Company.

•        If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline

•        Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company more difficult and may prevent attempts by our stockholders to replace or remove our management.

•        If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline

•        Our failure to comply with continued listing requirements of Nasdaq.

•        Risks relating to ownership of our common stock, including high volatility and dilution.

The risks and uncertainties included here are not exhaustive or necessarily in order of importance. Other sections of this prospectus, including “Risk Factors” beginning on page 15, our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports that we file with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below and incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

The market price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Units in this offering.

Since the initial listing of our common stock on Nasdaq on September 28, 2023, the closing price of our common stock has ranged from $0.44 to $4.21 per share. Stockholders may not be able to resell their shares at or above the price they paid for them due to fluctuations in the market price of our stock. The market price of our securities could be subject to wide fluctuations in response to a variety of factors, which include:

•        actual or anticipated fluctuations in our quarterly or annual operating results;

•        publication of research reports by securities analysts about us or our competitors or our industry;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•        additions and departures of key personnel;

•        strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•        the passage of legislation or other regulatory developments affecting us or our industry;

•        speculation in the press or investment community;

•        changes in accounting principles;

•        terrorist acts, acts of war or periods of widespread civil unrest;

•        natural disasters and other calamities; and

•        changes in general market and economic conditions.

In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market and industry factors may negatively affect the market price of our common stock and warrants, regardless of our actual operating performance. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 10,607,667 Units in this offering at an assumed public offering price of $0.6599 per Unit, and after deducting placement agent fees and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $0.30 per share. Additionally, you will sustain future dilution upon the issuance of shares of common stock pursuant to our 2023 Plan. We may also acquire new properties or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders. Following the completion of this offering, our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares of our authorized but unissued preferred stock and equity awards. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock. See the section entitled “Dilution.”

The best-efforts structure of this offering may have an adverse effect on our business plan.

The placement agent is offering the Units in this offering on a best-efforts basis. The placement agent is not required to purchase any securities, but will use their best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us or if consummated the amount of proceeds to be received. The success of this offering will impact our ability to use the proceeds to execute our business plan. An adverse effect on the business may result from raising less than anticipated, and from the fact that there is no minimum raise.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

There is no public market for the Common Warrants or Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

The Common Warrants and Pre-Funded Warrants are speculative in nature.

The Common Warrants and Pre-Funded Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $           per share of common stock, and holders of the Pre-Funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Common Warrants and Pre-Funded Warrants, is any, is uncertain and there can be no assurance that the market value of the Common Warrants or Pre-Funded Warrants will equal or exceed their imputed public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Common Warrants or Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of Common Warrants to exercise the Common Warrants or for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants and the Common Warrants offered hereby will have no rights as common stockholders with respect to the shares of our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock.

The Common Warrants and Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of the Common Warrants and Pre-Funded Warrants acquire shares of our common stock upon exercise of the Common Warrants and Pre-Funded Warrants, as applicable, holders of Common Warrants and Pre-Funded Warrants will have no rights with respect to our shares of common stock underlying such Common Warrants and Pre-Funded Warrants.

Nasdaq Risk Factor

Our failure to meet the continued listing requirements of the Nasdaq could result in a de-listing of our common stock.

Our shares of common stock are listed for trading on the Nasdaq. If we fail to satisfy the continued listing requirements of the Nasdaq such as the corporate governance requirements, the stockholder’s equity requirement or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock or warrants.

On April 16, 2024, we received a letter from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because our stockholders’ equity of $1,887,777 as of December 31, 2023, as reported in our Annual Report on Form 10-K filed with the SEC on April 1, 2024, was below the minimum requirement of $2,500,000. The notification received has no immediate effect on our continued listing on the Nasdaq, subject to our compliance with the other continued listing requirements. Pursuant to Nasdaq’s Listing Rules, we have 45 calendar days (until May 31, 2024), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). We intend to submit a Compliance Plan within the required time, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, we will be granted an extension of up to 180 calendar days from April 16, 2024 to evidence compliance with the Rule. In the event the Compliance Plan is not accepted by Nasdaq, or in the event the Compliance Plan is accepted but we fail to evidence compliance within the extension period, we will have the right to a hearing before Nasdaq’s Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

On April 25, 2024, we received written notice from Nasdaq notifying us that for the preceding 30 consecutive business days (March 14, 2024 through April 24, 2024), our common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2). The notice has no immediate effect on the listing or trading of the common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “SGD.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until October 22, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us if it determines it is in compliance and the matter will be closed; however Nasdaq may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that a company complies.

If, however, we do not achieve compliance with the Minimum Bid Price Requirement by October 22, 2024, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period.

We intend to actively monitor the bid price of its common stock and will consider available options to regain compliance with the Nasdaq listing requirements, including such actions as effecting a reverse stock split to maintain its Nasdaq listing.

There can be no assurance that we will be able to meet the Nasdaq continued listing requirements. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below The Nasdaq Capital Market, minimum bid price requirement or stockholder’s equity requirement prevent future non-compliance with The Nasdaq Capital Market’s listing requirements.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock is listed on the Nasdaq, our common stock is covered securities. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were to be delisted from the Nasdaq, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of all Units offered in this offering will be approximately $6.235 million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $0.6599 per Unit, which represents the closing price of our common stock on Nasdaq on May 2, 2024, assuming no issuance of Pre-Funded Warrants in connection with this offering and no exercise of the Common Warrants. However, because this is a best efforts offering with no minimum number of Securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the Securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $4.6 million, $3.0 million, and $1.4 million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants and assuming no exercise of the Common Warrants.

These estimates exclude the proceeds, if any, from the exercise of the Common Warrants issued in connection with this offering. If all of Units offered in this offering are sold and all of the Common Warrants issued as part of the Units are exercised for cash, based on the assumed exercise price of $0.6599, we would receive additional gross proceeds of approximately $7.0 million. If 50% of the Units offered in this offering are sold and all of the Common Warrants issued as part of the Units are exercised for cash, based on the assumed exercise price of $0.6599, we would receive additional gross proceeds of approximately $3.5 million. If 25% of the Units offering in this offering are sold and all of the Common Warrants issued as part of the Units are exercised for cash, based on the assumed exercise price of $0.6599, we would receive additional gross proceeds of approximately $1.75 million. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised.

We intend to use the net proceeds of this offering primarily for working capital and general corporate purposes, including the repayment of an outstanding loan, to fund all or a portion of the $500,000 Cash Consideration payable in connection with the XENE acquisition and to repay up to $850,000 plus interest to Peak One pursuant to the terms of the Second 2023 Debenture, the Third 2023 Debenture and the First 2024 Debenture, each of which matures twelve months from its respective date of issuance, bears interest at a rate of 8% per annum payable on the maturity date and is convertible into shares of common stock at a current conversion price of $0.70. If all of the Units offered in this offering are sold (resulting in net proceeds of approximately $6.235 million), we intend to repay a portion of the outstanding $1,750,000 loan we received pursuant to the Loan Agreement (the “BCV Loan Agreement”) with a Luxembourg-based specialized investment fund, BCV S&G DevCorp (“BCV S&G”), in the approximate amount of $1,000,000. The BCV Loan Agreement accrues interest at a rate of 14% per annum, has a maturity date of December 1, 2024 and may be repaid at any time following the twelve-month anniversary of its issue date, or prior to such anniversary provided that all interest that would have been due on such twelve-month anniversary is paid. If 50% of the Units offering in this offering are sold (resulting in net proceeds of approximately $3.0 million, we intend to repay approximately $500,000. If 25% of the Units offering in this offering are sold (resulting in net proceeds of approximately $1.4 million), we will not use any proceeds towards the repayment of the BCV Loan Agreement. We may also temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering and our management will have discretion and flexibility in applying the net proceeds of this offering. We may use the proceeds of this offering for purposes with which you do not agree. See “Risk Factors.”

CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of December 31, 2023:

•        on an actual basis;

•        on a pro forma basis, giving effect to (i) the issuance of 386,000 shares of the Company’s common stock pursuant to Put Notices under the Equity Purchase Agreement for proceeds of $423,660; (ii) the issuance of 305,831 shares of the Company’s common stock upon the exercise, in full, of the First Warrant, on a cashless basis; (iii) the issuance of 500,000 shares of common stock in connection with the acquisition of MWH; (iv) in connection with the closing of the second tranche of the Peak private placement, the issuance of an 8% convertible debenture in the principal amount of $250,000 to Peak One for a purchase price of $225,000 (and $25,000 of expenses) and 35,000 shares of our restricted common stock as commitment shares; (v) the issuance of 154,320 shares of its restricted common stock in connection with the extension of a line of credit facility and the drawdown of $100,000 under such credit facility; (vi) the issuance of 1,022,222 shares of common stock upon conversion of the First 2023 Debenture and a reduction in liabilities of $715,556; (vii) the issuance of 96,774 shares of restricted common stock to a consultant for marketing services; (viii) in connection with the closing of the third tranche of the Peak private placement, the issuance of an 8% convertible debenture in the principal amount of $250,000 to Peak One for a purchase price of $225,000 (and $25,000 of expenses) and 35,000 shares of our restricted common stock as commitment shares; (ix) the issuance of 100,000 shares of restricted common stock to Marc Brune, as partial payment for consulting services, and (x) the issuance of 1,606,084 shares of common stock pursuant to vested restricted stock units; (xi) the issuance of 229,216 shares of the Company’s common stock upon the exercise, in full, of the Second and Third Warrants, on a cashless basis; (xii) in connection with the closing of the first tranche of the Peak private placement, the issuance of an 8% convertible debenture in the principal amount of $350,000 to Peak One for a purchase price of $315,000 (and $18,900 of expenses) and 80,000 shares of our restricted common stock as commitment shares.

•        on a pro forma as adjusted basis, giving effect to the pro forma adjustments set forth above and our issuance and sale of 10,607,667 Units in this offering based on the assumed public offering price of $0.6599 per Unit, equal to the closing price of our common stock on Nasdaq on May 2, 2024, after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale but assuming no issuance of Pre-Funded Warrants and no exercise of the Common Warrants or Placement Agent Warrants.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. You should read the information in this table together with our audited financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference in this prospectus.

	Actual	Pro Forma	Pro Forma As adjusted as of December 31, 2023
		(unaudited)	(unaudited)
Cash	$3,236	$1,267,350	$7,502,350(1)
Stockholders’ equity:
Common stock (par value $0.001, 50,000,000 authorized and 10,200,000 shares issued and outstanding as of December 31, 2023, 50,000,000 shares authorized and 14,750,447 shares issued and outstanding pro forma, and 50,000,000 shares authorized and 25,358,114 shares issued and outstanding, pro forma as adjusted	10,200	14,750	25,358
Additional paid-in capital	$9,008,124	$11,505,582	$17,729,973
Accumulated deficit	$(7,130,547)	$(7,494,192)	$(7,494,192)
Total stockholders’ equity	$1,887,777	$4,026,141	$10,261,140
Total capitalization	$1,887,777	$4,026,141	$10,261,140

____________

(1)      The pro forma as adjusted column reflects the net proceeds received by us from the issuance and sale of 10,607,667 Units in this offering based on the assumed public offering price of $0.6599 per Unit (assuming no issuance of Pre-Funded Warrants and no exercise of the Common Warrants or Placement Agent Warrants) before the use of such proceeds to repay debt as described in “Use of Proceeds”.

An increase in the number of Units offered by 1,000,000 Units to 11,607,667 Units (resulting in gross proceeds of approximately $7.66 million) would increase cash, total stockholders’ equity, and total capitalization on a pro forma as adjusted basis by approximately $613,000 from the amounts presented in the table above, assuming the assumed offering price of $0.6599 per Unit remains the same, and after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

A decrease in the number of Units offered by 1,000,000 Units to 9,607,667 Units (resulting in gross proceeds of approximately $6.34 million) would decrease cash, total stockholders’ equity, and total capitalization on a pro forma as adjusted basis by approximately $613,000 from the amounts presented in the table above, assuming the assumed offering price of $0.6599 per Unit remains the same, and after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

A $0.25 increase in the assumed initial public offering price to $0.91 per Unit (resulting in gross proceeds of approximately $9.65 million) would increase cash, total stockholders’ equity, and total capitalization on a pro forma as adjusted basis by approximately $2.65 million from the amounts presented in the table above, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

A $0.25 decrease in the assumed initial public offering price to $0.41 per Unit (resulting in gross proceeds of approximately $4.35 million) would decrease cash, total stockholders’ equity, and total capitalization on a pro forma as adjusted basis by approximately $2.6 million from the amounts presented in the table above, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The capitalization table above is based on 10,200,000 shares of our common stock outstanding as of December 31, 2023, gives effect to the pro forma adjustments described above, and excludes as of December 31, 2023:

•        571,878 shares of common stock issuable upon the settlement of unvested RSUs outstanding; and

•        2,262,500 shares of our common stock reserved for future issuance under our 2023 Equity Compensation Plan.

DILUTION

If you purchase securities in this offering, your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $0.6599 per Unit and the pro forma as adjusted net tangible book value per share of our common stock immediately upon the consummation of this offering.

As of December 31, 2023, we had a historical net tangible book value of $1,865,567, or $0.18 per share of common stock. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2023.

After giving effect to (i) the issuance 386,000 shares of the Company’s common stock pursuant to Put Notices under the Equity Purchase Agreement for proceeds of $423,660; (ii) the issuance of 305,831 shares of the Company’s common stock upon the exercise, in full, of the First Warrant, on a cashless basis; (iii) the issuance of 500,000 shares of common stock in connection with the acquisition of MWH; (iv) in connection with the closing of the second tranche of the Peak private placement, the issuance of an 8% convertible debenture in the principal amount of $250,000 to Peak One for a purchase price of $225,000 (and $25,000 of expenses) and 35,000 shares of our restricted common stock as commitment shares; (v) the issuance of 154,320 shares of its restricted common stock in connection with the extension of a line of credit facility and the drawdown of $100,000 under such credit facility; (vi) the issuance of 1,022,222 shares of common stock upon conversion of the First 2023 Debenture and a reduction in liabilities of $715,556; (vii) the issuance of 96,774 shares of restricted common stock to a consultant for marketing services; (viii) in connection with the closing of the third tranche of the Peak private placement, the issuance of an 8% convertible debenture in the principal amount of $250,000 to Peak One for a purchase price of $225,000 (and $25,000 of expenses) and 35,000 shares of our restricted common stock as commitment shares; (ix) the issuance of 100,000 shares of restricted common stock to Marc Brune, as partial payment for consulting services; and (x) the issuance of 1,606,084 shares of common stock pursuant to vested restricted stock units; (xi) the issuance of 229,216 shares of the Company’s common stock upon the exercise, in full, of the Second and Third Warrants, on a cashless basis; (xii) in connection with the closing of the first tranche of the Peak private placement, the issuance of an 8% convertible debenture in the principal amount of $350,000 to Peak One for a purchase price of $315,000 (and $18,900 of expenses) and 80,000 shares of our restricted common stock as commitment shares, our pro forma net tangible book value as of December 31, 2023 would have been $2,845,972 or $0.19 per share of common stock.

After giving effect to the adjustments set forth above and the sale of 10,607,667 Units in this offering at an assumed public offering price of $0.6599 per Unit, and after deducting placement agent fees and estimated offering expenses, but assuming no issuance of Pre-Funded Warrants and no exercise of the Common Warrants included in the Units offered hereby, our pro forma as adjusted net tangible book value as of December 31, 2023 would have been $9,080,972 or $0.36 per share of common stock. This represents an immediate increase in net tangible book value of $0.16 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.30 per share to purchasers of Units in this offering.

The following table illustrates the pro forma as adjusted dilution on a per share of common stock basis:

Assumed public offering price per Unit		$0.6599
Net tangible book value per share as of December 31, 2023	$0.18
Pro forma net tangible book value per share	$0.19
Increase in net tangible book value per share after giving effect to this offering	$0.16
Pro forma as adjusted net tangible book value per share as of December 31, 2023, after giving effect to the offering		$0.36
Dilution per share to new investors in the offering		$0.30

An increase in the number of Units offered by 1,000,000 Units to 11,607,667 Units (resulting in gross proceeds of approximately $7.66 million) would increase our pro forma as adjusted net tangible book value as of December 31, 2023 after this offering to $9,694,678 or approximately $0.37 per share, and would change the dilution to investors in this offering to approximately $0.29 per share, assuming that the assumed offering price per Unit, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

A decrease in the number of Units offered by 1,000,000 Units to 9,607,667 Units (resulting in gross proceeds of approximately $6.34 million) would decrease our pro forma as adjusted net tangible book value as of December 31, 2023 after this offering to $8,467,264, or approximately $0.32 per share, and would change the dilution to investors in this offering to approximately $0.34 per share, assuming that the assumed offering price per Unit, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

A $0.25 increase in the assumed initial public offering price to $0.91 per Unit (resulting in gross proceeds of approximately $9.65 million) would increase our pro forma as adjusted net tangible book value as of December 31, 2023 after this offering to $11,547,254, or approximately $0.46 per share, and would change the dilution to investors in this offering to approximately $0.45 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

A $0.25 decrease in the assumed initial public offering price to $0.41 per Unit (resulting in gross proceeds of approximately $4.35 million) would decrease our pro forma as adjusted net tangible book value as of December 31, 2023 after this offering to $6,614,689, or approximately $0.26 per share, and would change the dilution to investors in this offering to approximately $0.15 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting placement agent fees and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants.

The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering.

The dilution table above is based on 10,200,000 shares of our common stock outstanding as of December 31, 2023, gives effect to the pro forma adjustments described above, and excludes as of December 31, 2023:

•        571,878 shares of common stock issuable upon the settlement of unvested RSUs currently outstanding; and

•        2,262,500 shares of our common stock reserved for future issuance under our 2023 Equity Compensation Plan.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the material terms of our capital stock that are contained in our amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our amended and restated certificate of incorporation or amended and restated bylaws and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. The amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to our registration statement on Form S-1, of which this prospectus forms a part. Since the terms of the DGCL are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of May 2, 2024, 14,750,447 shares of our common stock are issued and outstanding, and no shares of our preferred stock are issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders, other than matters relating to the election and removal of directors and the amendment of our amended and restated bylaws, must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. The holders of our common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our common stock will be entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and subject to any rights of preferred stockholders, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our common stock do not have preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. There are no shares of preferred stock designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

•        restricting dividends on our common stock;

•        diluting the voting power of our common stock;

•        impairing liquidation rights of our common stock; or

•        delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Forum Selection

Our amended and restated certificate of incorporation and amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have subject matter jurisdiction, the federal district court of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation, our amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against us or any director, officer or employee of the Company that is governed by the internal affairs doctrine of the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the DGCL.    We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Blank Check Preferred Stock.    Our Board of Directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval. As a result, our Board of Directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of the Company’s capital stock or that could have the effect of delaying, deferring or preventing a change in control.

Classified Board of Directors.    Our amended and restated certificate of incorporation divides our Board of Directors into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Removal of Directors.    Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, (i) subject to the rights of holders of any series of preferred stock or any limitation imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors; and (ii) subject to the rights of holders of any series of preferred stock, neither the Board of Directors nor any individual director may be removed without cause.

Board Vacancies.    Our amended and restated certificate of incorporation and our amended and restated bylaws, provide that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the Board of Directors.

Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation and our amended and restated bylaws prohibit stockholders from acting by written consent. Accordingly, stockholder action must take place at an annual or a special meeting of the Company’s stockholders.

Special Meetings of Stockholders.    Our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our Board of Directors, Chairman of the Board of Directors or our Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Stockholders wishing to nominate persons for election to our Board of Directors or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements which are set forth in our amended and restated bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements which are set forth in our amended and restated bylaws.

Amendment of Certificate of Incorporation or Bylaws.    The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL. The effect of these provisions are to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law, a director or officer may not be exculpated for:

•        any breach of his duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

•        any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability will not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

In addition, our amended and restated bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. We entered into separate indemnification agreements with our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. These agreements, among other things, require us to indemnify our directors and officers for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of SG DevCo. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “SGD.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 10,607,667 shares of our common stock and Common Warrants to purchase up to 10,607,667 shares of common stock. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant Agent Agreement between us and the Warrant Agent, and the form of Common Warrant, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant Agent Agreement, including the annexes thereto, and the form of Common Warrant.

The Common Warrants will be issued in registered form under a Warrant Agent Agreement between us and Equiniti Trust Company, LLC, (the “Warrant Agent”). The Common Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Duration and Exercise Price

Each Common Warrant offered hereby will have an exercise price equal to $            per share (representing 100% of the price at which a share of common stock and accompanying Common Warrant are sold to the public in this offering). The Common Warrants will be immediately exercisable and may be exercised until the fifth anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Common Warrants will be issued separately from the common stock or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each Common Warrant) of the remaining unexercised portion of the Common Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board of Directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited.

Warrant Agent; Global Certificate

The Common Warrants will be issued in registered form under a Warrant Agent Agreement between us and the Warrant Agent. The Common Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Common Warrants.

Waivers and Amendments

No term of the Common Warrants may be amended or waived without the written consent of the majority of the holders of the Common Warrants purchased in this offering.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The Pre-Funded Warrants will be issued in registered form under a Warrant Agent Agreement between us and the Warrant Agent. The Pre-Funded Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants.

Rather, at the Company’s election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Warrant Agent; Global Certificate

The Pre-Funded Warrants will be issued in registered form under a Warrant Agent Agreement between us and the Warrant Agent. The Pre-Funded Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Waivers and Amendments

No term of the Pre-Funded Warrants may be amended or waived without the written consent of the majority of the holders of the Pre-Funded Warrants purchased in this offering.

Placement Agent Warrants

We have agreed to issue to the placement agent, or its designees, Placement Agent Warrants to purchase up to            shares of common stock, which is equal to 3.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering) at an exercise price equal to the public offering price per Unit. The Placement Agent Warrants will be non-exercisable for a period of 180 days from the commencement of sales of the securities in this offering and will expire five (5) years from the commencement of sales in this offering. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days from the date of commencement of sales in this offering, except for the transfer of any security as permitted by FINRA Rule 5110(e)(2). The Placement Agent Warrants will provide for cashless exercise and will provide for anti-dilution protection as permitted by FINRA Rule 5110(g). The registration statement of which this prospectus is a part registers for sale the Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants. See “Plan of Distribution” below.

PLAN OF DISTRIBUTION

We are offering on a best efforts basis up to 10,607,667 Units, at an assumed offering price of $0.6599 per Unit, which is equal to the closing price of our common stock on the Nasdaq Capital Market on May 2, 2024 pursuant to this prospectus, for gross proceeds of up to approximately $7.0 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on June 30, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion).

There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus. The placement agent may engage one or more subagents or selected dealers in connection with this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us on the day that the registration statement of which this prospectus forms a part is declared effective. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenant uniquely available to them under the securities purchase agreement: a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•        standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•        covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a Form 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 90 days from the closing, subject to certain exceptions.

Pursuant to a placement agency agreement, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its reasonable “best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about two trading days after we price the Units. When we price the Units, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The Common Warrants and Pre-Funded Warrants will be issued in registered form under a warrant agent agreement between the warrant agent and us. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering and reimburse the placement agent for certain out-of-pocket expenses of the placement agent in an aggregate amount not to exceed $75,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us:

	Per Unit	Total
Public Offering Price	$	$
Placement Agent fees (7.0%)	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $275,000, all of which are payable by us.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its permitted designees) common stock purchase warrants exercisable for a number of shares of our common stock equal to 3.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering). The Placement Agent Warrants will be registered as part of this registration statement and will be non-exercisable for 180 days from the commencement of sales of the securities in this offering, which period is in compliance with applicable FINRA rules, and expiring on the five year anniversary of the commencement of sales of the securities in this offering. The Placement Agent Warrants will be exercisable at a price equal to the public offering price per Unit. The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The placement agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these Placement Agent Warrants or the shares of common stock underlying the Placement Agent Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or the underlying shares of common stock for a period commencing 180 days from the commencement of sales of the securities in this offering, except that they may be assigned, in whole or in part, to any officer or partner, registered person or affiliate of the placement agent. The Placement Agent Warrants shall not be redeemable and shall provide for cashless exercise in certain cases. The Placement Agent Warrants will contain a provision for unlimited “piggyback” registration rights for a period of three (3) years following the commencement of sales in this offering. The Placement Agent Warrants shall also further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares of our common stock underlying such warrants) resulting from certain corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the offering price per Unit in this offering.

Lock-Up Agreements

Our directors, executive officers and our largest stockholder have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of ninety (90) days after this offering is completed without the prior written consent of the placement agent. Additionally, we have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of ninety (90) after this offering is completed without the prior written consent of the placement agent (the “Lock-Up Period”).

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Other Compensation

We have agreed to pay the Placement Agent a tail fee equal to 7.0% of the gross proceeds of the securities sold in any equity, equity-linked or debt or other capital raising activity, during the nine-month period following expiration or termination of our engagement with the Placement Agent, to any investor who was introduced by the Placement Agent during the term of its engagement, excluding any investors introduced by the Company.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the Common Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Common Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Separation and Distribution

Maxim acted as financial advisor to SG Holdings in connection with the Separation and Distribution. In connection with such services, Maxim received the following compensation from SG Holdings: (i) $50,000, (ii) 325,000 shares of SG DevCo common stock which were held by SG Holdings; and (iii) 257,487 shares of SG Holdings common stock. Certain of the above stock payments were made by SG Holdings in March 2024 in settlement of cash amounts due to Maxim in connection with the Separation and Distribution. See also “— Warrant Inducement” below.

We have agreed to pay Maxim $387,500 in connection with Maxim’s services in connection with the Separation and Distribution.

In connection with services Maxim provided in the Separation and Distribution, if, at any time through September 27, 2024, we complete any financing of equity, equity-linked, or convertible debt for which Maxim is not acting as underwriter or placement agent (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors that were contacted or introduced directly to us by Maxim or that participated in this offering (excluding any investors that were introduced by us to Maxim), then we shall pay to Maxim upon the closing of such financing or receipt of such proceeds the compensation described in this Plan of Distribution, in each case only with respect to the portion of such financing received from such investors.

In connection with services Maxim provided in the Separation and Distribution, until September 27, 2024, Maxim has a right of first refusal to act as sole managing underwriter and book runner, or sole placement agent or sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering for us, or any successor to us or any of our subsidiaries. We shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain Maxim. Such offer shall be made in writing in order to be effective. Maxim shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, we shall have no further obligations to Maxim with respect to the offering for which we have offered to retain Maxim.

Peak One Transactions

Maxim acted as the placement agent in connection with our 2023 Offering with Peak One pursuant to that certain 2023 Securities Purchase Agreement. In connection therewith, Maxim was paid placement fees equal to $64,800.

Maxim acted as the placement agent in connection with our 2024 Offering with Peak One pursuant to that certain 2024 Securities Purchase Agreement. In connection with the closing of the first tranche of the 2024 Offering, Maxim was paid a placement fee equal to $18,900. Assuming the second tranche is closed, a placement fee in an amount equal to $18,900 will be payable to Maxim upon closing of the second tranche of the 2024 Offering. Assuming the third tranche is closed, a placement fee in an amount equal to $27,000 will be payable to Maxim upon closing of the third tranche of the 2024 Offering.

Maxim acted as the placement agent in connection with SG Holdings’ private placement offering with Peak One, the first tranche of which closed on January 12, 2024. In connection with the closing of the first tranche of this offering, Maxim was paid a placement fee equal to $40,950.

Warrant Inducement

Maxim served as SG Holdings’ financial advisor in connection with a warrant inducement agreement dated March 8, 2024 (the “Inducement Agreement”) with a certain holder (the “Holder”) of warrants to purchase shares of SG Holdings’ common stock issued in a private placement offering that closed on October 27, 2021 (the “Existing Warrants”). Pursuant to the Inducement Agreement, on March 12, 2024, the Holder of the Existing Warrants exercised for cash the Existing Warrants to purchase up to 1,898,630 shares of common stock, at an exercise price of $ 0.2603 per share. In consideration of the Holder’s immediate exercise of the Existing Warrants, SG Holdings issued unregistered warrants (the “New Warrants”) to purchase 3,797,260 shares of SG Holdings’ common stock (200% of the number of shares of common stock issued upon exercise of the Existing Warrants) (the “New Warrant Shares”) to the Holder. In connection with the transactions described in the Inducement Agreement, SG Holdings owed Maxim $34,594.91 in fees and $10,000 for legal fees and other out-of-pocket expenses. As described above, under “— Separation and

Distribution,” SG Holdings made certain stock payments to Maxim in March 2024 in settlement of amounts due to Maxim in connection with the Separation and Distribution. The stock payments made to Maxim also settled the fees due to Maxim in connection with the warrant inducement transaction. SG Holdings has $10,000 remaining due to Maxim as reimbursement for legal expenses in connection with the warrant inducement transaction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC, whose address is 48 Wall Street, 22nd Floor, New York, New York 10005 and telephone number is (800) 937-5449.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbols “SGD.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.    No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil.    The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada.    The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong.    The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel.    This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland.    The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Chinese Taipei (Taiwan).    The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom.    This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR
COMMON STOCK, Common WARRANTS AND PRE-FUNDED WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock, Pre-Funded Warrants and Common Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the common stock, Pre-Funded Warrants or Common Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of common stock, Pre-Funded Warrants and Common Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•        persons who acquired our common stock, Pre-Funded Warrants or Common Warrants as compensation for services;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

•        persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

•        persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•        persons deemed to sell our common stock, Pre-Funded Warrants or Common Warrants under the constructive sale provisions of the Code;

•        banks or other financial institutions;

•        brokers or dealers in securities or currencies;

•        tax-exempt organizations or tax-qualified retirement plans;

•        pension plans;

•        regulated investment companies or real estate investment trusts;

•        persons that hold the common stock, Pre-Funded Warrants or Common Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•        insurance companies;

•        controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•        certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of common stock, Pre-Funded Warrants or Common Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of common stock, Pre-Funded Warrants or Common Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of common stock, Pre-Funded Warrants or Common Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of common stock, Pre-Funded Warrants or Common Warrants through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, Pre-Funded Warrants and Common Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of common stock, Pre-Funded Warrants or Common Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of common stock, Pre-Funded Warrants or Common Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Potential Acceleration of Income

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements.

In addition, under the Inflation Reduction Act signed into law on August 16, 2022, certain large corporations (generally, corporations reporting at least $1 billion average adjusted pre-tax net income on their consolidated financial statements) are potentially subject to a 15% alternative minimum tax on the “adjusted financial statement income” of such large corporations for tax years beginning after December 31, 2022. The U.S. Treasury Department, the IRS, and other standard-setting bodies are expected to issue guidance on how the alternative minimum tax provisions of the Inflation Reduction Act will be applied or otherwise administered.

The application of these rules thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of these rules is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of common stock (or, in lieu of common stock, each Pre-Funded Warrant) and the accompanying Common Warrants issued pursuant to this offering will be treated as an “investment unit” each of which consisting of one share of common stock or one Pre-Funded Warrant (which, as described above, should generally be treated as a share of common stock for U.S. federal income tax purposes), as applicable and the accompanying Common Warrant to acquire one share of common stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock (or, in lieu of common stock, Pre-Funded Warrant) and the Common Warrant included in each unit. The separation of the share of common stock (or, in lieu of common stock, Pre-Funded Warrant) and the Common Warrant included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common stock (or, in lieu of common stock, Pre-Funded Warrants) and the Common Warrants.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Warrants

Except as discussed below with respect to the cashless exercise of a Common Warrant, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Common Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Common Warrant equal to the exercise price of the Common Warrant, increased by the U.S. Holder’s adjusted tax basis in the Common Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of common stock acquired on the exercise of a Common Warrant will begin on the date of exercise or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Common Warrant.

The lapse or expiration of a Common Warrant will be treated as if the U.S. Holder sold or exchanged the Common Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Common Warrant. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a Common Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the common stock received generally would equal the U.S. Holder’s tax basis in the Common Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the common stock would be treated as commencing on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the Common Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Common Warrants having an aggregate fair market value equal to the exercise price for the total number of Common Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the Common Warrants deemed surrendered and the U.S. Holder’s tax basis in such Common Warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the Common Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s initial investment in the exercised Common Warrants (i.e., the portion of the U.S. Holder’s purchase price for the investment unit that is allocated to the Common Warrants, as described above under “Allocation of Purchase Price”) and the exercise price of such Common Warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Common Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of common stock as described below under the section titled “— Disposition of Common Stock, Pre-Funded Warrants or Common Warrants.”

Certain Adjustments to Pre-Funded Warrants or Common Warrants

The number of shares of common stock issued upon the exercise of the Pre-Funded Warrants or Common Warrants and the exercise price of Pre-Funded Warrants or Common Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants or Common Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants or Common Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of common stock, Pre-Funded Warrants or Common Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock, Pre-Funded Warrants or Common Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock, Pre-Funded Warrants or Common Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of common stock, Pre-Funded Warrants or Common Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the common stock, Pre-Funded Warrants and Common Warrants and to the proceeds of a sale or other disposition of common stock, Pre-Funded Warrants and Common Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Common Warrants into shares of common stock, however, to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the discussion below under “Disposition of our common stock, Pre-Funded Warrants or Common Warrants”.

The expiration of a Common Warrant will be treated as if the Non-U.S. Holder sold or exchanged Common Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Common Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Common Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Warrants

As described under “— U.S. Holders — Certain Adjustments to Pre-Funded Warrants or Common Warrants,” an adjustment to the Pre-Funded Warrants or Common Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants or Common Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Pre-Funded Warrants that references a dividend distribution on our common stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the Pre-Funded Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “— U.S. Holders — Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock (determined separately with respect to each share of common stock), but not below zero, and then will be treated as gain from the sale of that share common stock as described below under the section titled “— Disposition of Common Stock, Pre-Funded Warrants or Common Warrants.”

Any distribution (including constructive distributions) on shares of common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “— Backup Withholding and Information Reporting” and “— Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the discussions below under the sections titled “— Backup Withholding and Information Reporting” and “— Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of common stock, Pre-Funded Warrants or Common Warrants unless:

•        the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•        the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•        the common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the common stock, Pre-Funded Warrants or Common Warrants, if shorter), a “U.S. real property holding corporation,” unless the common stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Pre-Funded Warrants or Common Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding Pre-Funded Warrants or Common Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are currently, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the common stock will be regularly traded on an established securities market for purposes of the rules described above. Assuming we are a U.S. real property holding corporation and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our outstanding common stock, directly, indirectly, or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become a “U.S. real property holding corporation.”

See the sections titled “— Backup Withholding and Information Reporting” and “— Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the common stock, Pre-Funded Warrants or Common Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the common stock, Pre-Funded Warrants or Common Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the common stock, Pre-Funded Warrants or Common Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the common stock, Pre-Funded Warrants or Common Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on the common stock, Pre-Funded Warrants and Common Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock, Pre-Funded Warrants and Common Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the common stock, Pre-Funded Warrants or Common Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the common stock, Pre-Funded Warrants or Common Warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Common Warrants and Pre-Funded Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the common stock, Pre-Funded Warrants and Common Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the common stock, Pre-Funded Warrants or Common Warrants, including the consequences of any proposed changes in applicable laws.

EXPERTS

Whitley Penn LLP, our prior independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on Whitley Penn LLP’s report, given on their authority as experts in accounting and auditing. M&K CPAS PLLC (“M&K”), our current independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on M&K’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Blank Rome LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered hereby. Thompson Hine LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

We also maintain a website at www.sgdevco.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41581):

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 1, 2024;

•        Our definitive proxy statement on Schedule 14A, filed with the SEC on February 6, 2024;

•        Our Current Reports on Form 8-K filed with the SEC on February 6, 2024 (other than information furnished under Item 7.01 and exhibits related thereto); February 13, 2024 (other than information furnished under Item 7.01 and exhibits related thereto); February 22, 2024; March 4, 2024; March 11, 2024; March 25, 2024; April 9, 2024; April 19, 2024, April 26, 2024, May 1, 2024 and May 3, 2024;

•        The description of our common stock contained in the Registrant’s Registration Statement on Form 10 initially publicly filed with the Commission on December 23, 2022, as updated by the description of our common stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Safe and Green Development Corporation
990 Biscayne Blvd
#501, Office 12
Miami, FL
Telephone (904) 496-0027
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.sgdevco.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

Up to 10,607,667 Units consisting of
10,607,667 Shares of Common Stock or 10,607,667 Pre-Funded Warrants to purchase
10,607,667 shares of Common Stock
and 10,607,667 Warrants to purchase 10,607,667 Shares of Common Stock

SAFE AND GREEN DEVELOPMENT CORPORATION

_____________________________

PRELIMINARY PROSPECTUS

_____________________________

Maxim Group LLC

May     , 2024

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$2,098
FINRA filing fee	$2,631
Accounting fees and expenses	$25,000
Legal fees and expenses	$225,000
Miscellaneous expenses	$20,271
Total	$275,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our amended and restated bylaws provides that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

Since our incorporation, we have made the following issuances of unregistered securities pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder and/or Rule 701 of the Securities Act. We did not register the issuance of these securities under the Securities Act because the issuance did not constitute a public offering.

On February 18, 2021, we issued 1,000 shares of our common stock to SG Holdings.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 500,000 shares of our common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nicolai Brune for 200,000 shares of our common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Caitlin Kelly for 100,000 shares of our common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Marc Brune for 100,000 shares of our common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Wendy Bravo for 100,000 shares of our common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to David Villarreal for 650,000 shares of our common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Ahmad Cory Jubran for 18,750 shares of our common stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jordan Bem for 18,750 shares of our common stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nancy Guzman for 18,750 shares of our common stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Eric Tate for 18,750 shares of our common stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Kevin Rohani for 18,750 shares of our common stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to John Scott Magrane, Jr. for 12,500 shares of our common stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jeffrey Tweedy for 12,500 shares of our common stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Peter DeMaria for 12,500 shares of our common stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 12,500 shares of our common stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Christopher Melton for 12,500 shares of our common stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Yaniv Blumenfeld for 12,500 shares of our common stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On May 16, 2023, we granted an RSU under the 2023 Plan to Alyssa Richardson for 12,500 shares of our common stock, with twenty-five percent (25%) vested upon issuance and twenty-five percent (25%) vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided she continues to serve on our Board of Directors.

In addition, on September 13, 2023, the Board of Directors declared a special stock dividend in the amount of 9,999 shares of our common stock for every one (1) share of our common stock to the holders of record of all the issued and outstanding shares of our common stock as of the close of business on September 13, 2023. In connection therewith, on September 15, 2023, we issued 9,999,000 shares of our common stock to SG Holdings, our sole stockholder as of the close of business on September 13, 2023.

On November 30, 2023, we closed a private placement offering of $700,000.00 in principal amount of our 8% convertible debenture to Peak One and a warrant to purchase up to 350,000 shares of our common stock to Peak One Investments. Pursuant to a securities purchase agreement, the debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the offering we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the securities purchase agreement and issued 100,000 shares of our restricted common stock as commitment shares

In addition, on November 30, 2023, we entered into an Equity Purchase Agreement with Peak One. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 shares of our restricted common stock as commitment shares.

On January 4, 2024, we issued 286,000 shares of our common stock pursuant to Put Notices under the Equity Purchase Agreement.

On January 8, 2024, we issued 305,831 shares of our common stock in connection with the exercise, in full, of the First Warrant, on a cashless basis.

On February 7, 2024, we issued 500,000 shares of common stock to the members of Majestic World Holdings LLC (“MWH”) as partial consideration for the acquisition of MWH.

On February 15, 2024, we closed the second tranche of a private placement transaction and issued an 8% convertible debenture in the principal amount of $250,000 to Peak One, a warrant, to purchase up to 125,000 shares of our common stock to Peak One Investments and 35,000 shares of our restricted common stock as commitment shares.

On March 1, 2024, we entered into a credit agreement with the Bryan Leighton Revocable Trust Dated December 13, 2023 pursuant to which the Lender agreed to provide us with a line of credit facility of up to a maximum of $250,000. In consideration for the extension of the line of credit facility, we issued 154,320 shares of our restricted common stock to the Lender.

On March 8, 2024, we issued 998,905 shares of our common stock upon conversion of the First 2023 Debenture.

On March 11, 2024, we issued 100,000 shares of our common stock pursuant to a Put Notice under the Equity Purchase Agreement.

On March 14, 2024, we issued 96,774 shares of restricted common stock to a consultant for marketing services.

On March 22, 2024, we closed the third tranche of a private placement transaction and issued an 8% convertible debenture in the principal amount of $250,000 to Peak One, a warrant, to purchase up to 125,000 shares of our common stock to Peak One Investments and 35,000 shares of our restricted common stock as commitment shares.

On March 26, 2024, we issued 100,000 shares of restricted common stock to Marc Brune, as partial payment for consulting services.

On April 30, 2024 the issuance of 229,216 shares of our common stock upon the exercise, in full, of the Second 2023 Warrant and the Third 2023 Warrant, on a cashless basis.

On April 29, 2024, we closed a private placement offering of $350,000.00 in principal amount of our 8% convertible debenture to Peak One and a warrant to purchase up to 262,500 shares of our common stock to Peak One Investments. Pursuant to a securities purchase agreement, the debenture was sold to Peak One for a purchase price of $315,000, representing an original issue discount of ten percent (10%). In connection with the offering we paid $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and issued 80,000 shares of our restricted common stock as commitment shares.

Item 16. Exhibits and Financial Statement Schedules

(a)    Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

(b)    Financial Statement Schedules

Schedules not listed have been omitted because the information required to be set forth therein is not applicable, not material or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(1)    The undersigned registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
2.1

Separation and Distribution Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 2.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

3.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

3.2

Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

4.1

Debenture, dated November 30, 2023, in the principal amount of $700,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

4.2

Warrant, dated November 30, 2023 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

4.3

Debenture, dated February 15, 2024 in the principal amount of $250,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

4.4

Warrant, dated February 15, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

4.5

Debenture, dated March 21, 2024 in the principal amount of $250,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 25, 2024 (File No. 001-41581)).

4.6

Warrant, dated March 21, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 25, 2024 (File No. 001-41581)).

4.7

Debenture, dated April 29, 2024, in the principal amount of $350,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

4.8	Warrant, dated April 29, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).
4.9*	Form of Common Warrant
4.10*	Form of Pre-Funded Warrant
4.11*	Form of Warrant Agent Agreement
4.12*	Form of Placement Agent Warrant
5.1**	Opinion of Blank Rome
10.1

Shared Services Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

10.2

Tax Matters Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

10.3

Form of Indemnification Agreement to be entered into between the Registrant and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.3 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581)).

10.4

Fabrication Agreement by and between SG Echo, LLC and the Registrant (incorporated herein by reference to Exhibit 10.4 to the Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on December 23, 2022 (File No. 001-41581) ).

10.5+

Form of 2023 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

Exhibit No.	Description
10.6

Renewal & Extension of Real Estate Note and Lien between the Registrant and Weinritter Realty, LP (incorporated herein by reference to Exhibit 10.6 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581)).

10.7

Second Lien Deed of Trust between the Registrant and Weinritter Realty, LP (incorporated herein by reference to Exhibit 10.7 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581)).

10.8

Promissory Note between the Registrant and Palermo Lender LLC (incorporated herein by reference to Exhibit 10.8 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.9

Promissory Note between the Registrant and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.9 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.10

Operating Agreement of JDI Cumberland Inlet, LLC (incorporated herein by reference to Exhibit 10.10 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.11

Amended and Restated Operating Agreement of Norman Berry II Owners, LLC (incorporated herein by reference to Exhibit 10.11 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.12+

Employment Agreement, dated February 3, 2023, with David Villarreal (incorporated herein by reference to Exhibit 10.12 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.13+

Employment Agreement, dated February 14, 2023, with Nicolai Brune (incorporated herein by reference to Exhibit 10.13 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.14

Loan Agreement, dated March 30, 2023, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.14 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.15

Promissory Note, issued by LV Peninsula Holding LLC, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.15 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.16

Deed of Trust and Security Agreement, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.16 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.17

Assignment of Contract Rights, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.17 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.18

Mortgage, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.18 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.19

Guaranty, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.19 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.20

Loan Agreement, dated as of June 16, 2023, between Registrant and BCV S&G DevCorp (incorporated herein by reference to Exhibit 10.20 to the Amendment No. 4 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on June 30, 2023 (File No. 001-41581)).

10.21

Escrow Agreement, dated as of June 21, 2023, among Registrant, Bridgeline Capital Partners S.A, acting on behalf BCV S&G DevCorp, and American Stock Transfer & Trust Company, LLC, as Escrow Agent (incorporated herein by reference to Exhibit 10.21 to the Amendment No. 4 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on June 30, 2023 (File No. 001-41581)).

10.22

Note Cancellation Agreement, effective as of July 1, 2023, by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.22 to the Amendment No. 6 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-41581)).

Exhibit No.	Description
10.23

Promissory Note, in the principal amount of $908,322.95, in favor of Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.23 to the Amendment No. 6 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-41581)).

10.24

Amendment No. 1 to Loan Agreement, dated as of August 25, 2023, between Registrant and BCV S&G DevCorp. (incorporated herein by reference to Exhibit 10.24 to the Amendment No. 7 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-41581)).

10.25+

Form of Director Offer Letter (incorporated herein by reference to Exhibit 10.25 to the Amendment No. 7 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-41581)).

10.26

Amendment No. 2 to Loan Agreement, dated as of August 25, 2023, between Registrant and BCV S&G DevCorp. (incorporated herein by reference to Exhibit 10.26 to the Amendment No. 8 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on September 12, 2023 (File No. 001-41581)).

10.27

Consulting Agreement between the Company and William Rogers entered into as of October 20, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 25, 2023 (File No. 001-41581)).

10.28

Securities Purchase Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.29

Registration Rights Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.30

Equity Purchase Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.31

Registration Rights Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.32

Contribution Agreement between LV Peninsula Holding LLC and Preserve Acquisitions, LLC entered into as of November 28, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 4, 2023 (File No. 001-41581)).

10.33

Master Purchase Agreement, dated December 17, 2023, by and between SG Echo LLC and Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 21, 2023 (File No. 001-41581))

10.34

Agreement of Sale between Safe and Green Development Corporation and Pigmental, LLC, dated January 31, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 6, 2024 (File No. 001-41581)).

10.35

Amendment to Employment Agreement by and between the Company and David Villarreal dated February 2, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 6, 2024 (File No. 001-41581)).

10.36

Amendment to Employment Agreement by and between the Company and Nicolai Brune dated February 2, 2024 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 6, 2024 (File No. 001-41581)).

10.37

Membership Interests Purchase Agreement, dated as of February 7, 2024, by and among Safe and Green Development Corporation, the members of Majestic World Holdings LLC listed therein, Majestic World Holdings LLC and Sellers Representative (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 13, 2024 (File No. 001-41581)).

10.38

Side Letter Agreement, dated as of February 7, 2024, by and among Safe and Green Development Corporation, Majestic World Holdings LLC and Sellers Representative (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 13, 2024 (File No. 001-41581)).

10.39

Profit Sharing Agreement, dated as of February 7, 2024, by and between Safe and Green Development Corporation and Matthew A. Barstow on behalf of and as the duly authorized representative of the members identified therein (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 13, 2024 (File No. 001-41581)).

Exhibit No.	Description
10.40

Amendment No. 1 to the Securities Purchase Agreement, dated February 15, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

10.41

Amendment No. 1 to the Registration Rights Agreement, dated February 15, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

10.42

Employment Agreement by and between Derek Villarreal and the Company (incorporated herein by reference to Exhibit 10.42 to the Form 10-K for the year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 1, 2024 (File No. 001-41581)).

10.43

Consulting Agreement by and between Marc Brune and the Company (incorporated herein by reference to Exhibit 10.43 to the Form 10-K for the year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 1, 2024 (File No. 001-41581)).

10.44

Credit Agreement Dated March 1, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 11, 2024 (File No. 001-41581)).

10.45

Extension Agreement, effective April 1, 2024, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.46

Loan Agreement, dated April 3, 2024, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.47

Promissory Note, issued by LV Peninsula Holding LLC, dated April 3, 2024 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.48

Deed of Trust and Security Agreement, dated April 3, 2024 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.49

Modification to Real Estate Mortgage, dated April 3, 2024 (incorporated herein by reference to Exhibit 10.5 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.50

Guaranty, dated April 3, 2024, as executed by the Company (incorporated herein by reference to Exhibit 10.6 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.51

Amendment to Real Estate Sales Contract, dated as of April 29,2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 1, 2024 (File No. 001-41581)).

10.52

Commercial Contract between Safe and Green Development Corporation and Lithe Development Inc. (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 1, 2024 (File No. 001-41581)).

10.53

Securities Purchase Agreement, dated April 29, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

10.54

Registration Rights Agreement, dated April 29, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

10.55*	Form of Securities Purchase Agreement to be entered into in this Offering
21.1

Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the Form 10-K for the year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 1, 2024 (File No. 001-41581)).

23.1*	Consent of Independent Registered Public Accounting Firm, M&K CPAS PLLC
23.2*	Consent of Independent Registered Public Accounting Firm, Whitley Penn LLP
23.3**	Consent of Blank Rome LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (reference is made to the signature page hereto)
107*	Filing fee table

____________

*        Filed herewith.

**      To be filed by amendment.

+        Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 3, 2024.

SAFE AND GREEN DEVELOPMENT CORPORATION
By:	/s/ David Villarreal
	Name:	David Villarreal
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David Villarreal as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date
/s/ David Villarreal	Chief Executive Officer and Director	May 3, 2024
David Villarreal	(Principal Executive Officer)
/s/ Nicolai Brune	Chief Financial Officer	May 3, 2024
Nicolai Brune	(Principal Financial and Accounting Officer)
	Director	May 3, 2024
Yaniv Blumenfeld
/s/ Paul Galvin	Director	May 3, 2024
Paul Galvin
/s/ Peter G. DeMaria	Director	May 3, 2024
Peter G. DeMaria
/s/ John Scott Magrane, Jr.	Director	May 3, 2024
John Scott Magrane, Jr.
/s/ Christopher Melton	Director	May 3, 2024
Christopher Melton
/s/ Alyssa L. Richardson	Director	May 3, 2024
Alyssa L. Richardson
	Director	May 3, 2024
Jeffrey Tweedy